Exhibit 99.1

URBAN OUTFITTERS, INC.

Philadelphia, PA – April 5, 2018

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN Announces Departure of David McCreight

PHILADELPHIA, PA, April 5, 2018 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of Anthropologie, BHLDN, Free People, Terrain and Urban Outfitters brands and the Food and Beverage division, today announced that David McCreight, CEO Anthropologie Group and President, URBN will leave URBN on April 27, 2018.  Going forward Hillary Super, Anthropologie Group President, Apparel and Accessories, which includes Beauty and BHLDN, in partnership with Andrew Carnie, Anthropologie Group President, Home, Garden and International, will lead the brand.

“We thank David for his six years of service to the Company during which time the Anthropologie group opened 60 stores and grew revenue by over 35%,” said Richard A. Hayne.  “Both Hillary and Andrew are strong leaders and excellent merchants with a solid understanding of the Anthropologie customer.  Anthropologie Group’s current business is particularly robust, and we are excited about both the near and longer-term opportunities for growth under their leadership.”

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 247 Urban Outfitters stores in the United States, Canada, and Europe and websites; 226 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 132 Free People stores in the United States and Canada, catalogs and websites and 10 Food and Beverage restaurants, as of March 31, 2018. Free People and Anthropologie Group wholesale sell their products through approximately 2,100 department and specialty stores worldwide, customer websites and the Company’s Retail segment.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, any effects of war, terrorism and civil unrest, natural disasters or severe or unseasonable weather conditions, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with internet sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate, the impact of the U.S. Tax Cuts and Jobs Act, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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